EXHIBIT 99


        Certification Pursuant to Section 1350 of Chapter 63 of Title 18
                           of the United States Code



     I, E. James Ferland, Chief Executive Officer of Public Service Enterprise Group Incorporated (the "Company"), to the best of my knowledge, certify that
(i) the Current Report of the Company on Form 8-K dated November 22, 2002, which report is being filed solely to reflect the following; a reclassification of certain businesses as discontinued operations, a change in the reporting of trading revenues and costs, a change in business segment reporting and a reclassification of certain costs related to the early extinguishment of debt, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Current Report fairly presents, in all material respects, the financial condition and results of operations of the Company.




                                                     /s/ E. James Ferland
                                                     -------------------------
                                                         E. James Ferland
                                                     Chief Executive Officer
                                                         November 22, 2002